Explanatory Note

To The Stars Academy of Arts and Science Inc. has prepared this Form 1-A/A solely for the purpose of updating the cross-references in Part III.

PART III

INDEX TO EXHIBITS

2.1	Amended and Restated Certificate of Incorporation (1)
2.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation (2)
2.4	Amended and Restated Bylaws (3)
3	Stockholders Agreement (4)
4	Form of Subscription Agreement (5)
6.1	Licensing Agreement dated April 26, 2017 (6)
6.2	Contribution Agreement dated April 27, 2017 (7)
6.3	Contribution Agreement dated June 1, 2017 (8)
6.4	Copyright Assignment dated March 31, 2017 (9)
6.5	Intellectual Property Transfer Agreement dated March 31, 2017 (10)
6.6	2017 Stock Incentive Plan (11)
6.7	Notice of Grant of Stock Option (12)
6.8	Lock-Up Agreement (13)
6.9	Loan Agreement dated April 26, 2017 (14)
6.10	First Amendment to Loan Agreement dated August 10, 2017 (15)
6.11	Second Amendment to Loan Agreement dated April 19, 2018 (16)
6.12	Beamed Energy Launch System Program Planning Project Statement of Work (17)
6.13	Materials Study – Set A Program Statement of Work (18)
6.14	Secured Promissory Note (19)
6.15	Debt Forgiveness Agreement dated March 31, 2019 (20)
6.16	Loan Agreement dated March 31, 2019 (21)
6.17	Rescission and Relinquishment Agreement (Stockholders) dated April 17, 2019 (22)
6.18	Rescission and Relinquishment Agreement (Options) dated April 18, 2019 (23)
6.19	Amended and Restated 2017 Stock Incentive Plan (24)
6.20	Independent Director Agreement dated May 14, 2019 (25)
6.21	Subscription Agreement dated May 14, 2019 (26)
8	Form of Escrow Services Agreement (27)
11	Consent of Independent Auditor (28)
12	Opinion of CrowdCheck Law, LLP (29)
13	“Testing the waters” Materials (30)

(1) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename3.htm)

(2) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10946 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419029517/tv522799_ex2-3.htm)

(3) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10946 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419029517/tv522799_ex2-4.htm)

(4) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename5.htm)

(5) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10946 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419006365/tv509356_ex4.htm)

(6) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename7.htm)

(7) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename8.htm)

(8) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename9.htm)

(9) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename10.htm)

(10) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename11.htm)

(11) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10728 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420417036300/filename12.htm)

(12) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2017 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418023727/tv492460_ex6-7.htm)

(13) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2017 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418023727/tv492460_ex6-8.htm)

(14) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2017 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418023727/tv492460_ex6-9.htm)

(15) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2017 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418023727/tv492460_ex6-10.htm)

(16) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2017 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418023727/tv492460_ex6-11.htm)

(17) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the semiannual period ended June 30, 2018 on Form 1-SA (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418050766/tv503167_ex6-12.htm)

(18) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the semiannual period ended June 30, 2018 on Form 1-SA (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418050766/tv503167_ex6-13.htm)

(19) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the semiannual period ended June 30, 2018 on Form 1-SA (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420418050766/tv503167_ex6-14.htm)

(20) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2018 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419022341/tv519688_ex6-15.htm)

(21) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2018 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419022341/tv519688_ex6-16.htm)

(22) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2018 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419022341/tv519688_ex6-17.htm)

(23) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2018 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419022341/tv519688_ex6-18.htm)

(24) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Annual Report for the annual period ended December 31, 2018 on Form 1-K (Commission File No. 24R-00116 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419022341/tv519688_ex6-19.htm)

(25) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10946 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419029517/tv522799_ex6-20.htm)

(26) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10946 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419029517/tv522799_ex6-21.htm)

(27) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10946 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419006365/tv509356_ex8.htm)

(28) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10946 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419032124/tv523721_ex11.htm)

(29) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10946 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419029517/tv522799_ex12.htm)

(30) Filed as an exhibit to the To The Stars Academy of Arts and Science Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10946 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1710274/000114420419032124/tv523721_ex13.htm)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encinitas, State of California, on July 8, 2019.

TO THE STARS ACADEMY OF ARTS AND SCIENCE INC.

/s/ Thomas M. DeLonge
By Thomas M. DeLonge, Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas M. DeLonge
Thomas M. DeLonge, Director, Chief Executive Officer, and President
Date: July 8, 2019

/s/ Louis Tommasino
Louis Tommasino, Chief Financial Officer and Principal Accounting Officer
Date: July 8, 2019

/s/ Harold Puthoff
Harold Puthoff, Director
Date: July 8, 2019

/s/ J. Christopher Mizer
J. Christopher Mizer, Director
Date: July 8, 2019

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